Exhibit 5.1

Gibson, Dunn & Crutcher LLP 811 Main Street Houston, TX 77002-6117 Tel 346.718.6600 gibsondunn.com

February 6, 2024

AgeX Therapeutics, Inc.
1101 Marina Village Parkway
Suite 201
Alameda, CA 94501

Re:	AgeX Therapeutics, Inc.

Registration Statement on Form S-4/S-1 (File No. 333-275536)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-4/S-1, File No. 333-275536, as amended (the “Registration Statement”), of AgeX Therapeutics, Inc., a Delaware corporation (the “Company”), filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the Agreement and Plan of Merger and Reorganization, dated as of August 29, 2023, by and among the Company, Canaria Transaction Corporation, an Alabama corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Serina Therapeutics, Inc., an Alabama corporation (“Serina”) (as may be amended or restated from time to time, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Serina, with Serina surviving as a wholly owned subsidiary of AgeX (the “Merger”).

Pursuant to the terms of the Merger Agreement, prior to the closing of the Merger and following a reverse stock split (the “Reverse Stock Split”), the Company will issue by dividend (the “Dividend”) to each holder of the Company’s common stock, par value $0.01 per share (“Common Stock”), three warrants (each, a “Post-Merger Warrant”) for each five shares of Common Stock issued and outstanding held by such holder as of the Dividend record date. Each Post-Merger Warrant will be exercisable for (i) one share of Common Stock and (ii) one warrant (each, an “Incentive Warrant”). Each Incentive Warrant will be exercisable for one share of Common Stock.

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of up to (a) 262,500,000 shares of Common Stock to be issued in connection with the Merger (the “Merger Consideration Shares”), (b) (i) 52,500,000 shares of Common Stock, issuable upon exercise of the corresponding Post-Merger Warrants (the “Post-Merger Warrant Shares”), and (ii) 52,500,000 Incentive Warrants, issuable upon exercise of the corresponding Post-Merger Warrants, and (c) 52,500,000 shares of Common Stock, issuable upon exercise of the corresponding Incentive Warrants (the “Incentive Warrant Shares,” and together with the Merger Consideration Shares, the Post-Merger Warrants, the Post-Merger Warrant Shares, the Incentive Warrants and the Incentive Warrant Shares, the “Securities”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Merger Agreement, the Registration Statement, the form of Warrant Agreement, to be entered into by the Company and Equiniti Trust Company, LLC, a New York limited liability company (the “Warrant Agreement”), in connection with the issuance of the Post-Merger Warrants, in the form filed as Exhibit 99.11 to the Registration Statement, and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below.

Abu Dhabi ● Beijing ● Brussels ● Century City ● Dallas ● Denver ● Dubai ● Frankfurt ● Hong Kong ● Houston ● London ● Los Angeles
Munich ● New York ● Orange County ● Palo Alto ● Paris ● Riyadh ● San Francisco ● Singapore ● Washington, D.C.

February 6, 2024

In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Merger Consideration Shares, when issued in accordance with the terms of, and subject to the satisfaction of the conditions set forth in, the Merger Agreement and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.
2.	The Post-Merger Warrant Shares issuable upon exercise of the Post-Merger Warrants, when and if issued upon the valid exercise by the holders of the Post-Merger Warrants and the payment of the exercise price therefor, will be validly issued, fully paid and non-assessable.
3.	The Incentive Warrants issuable upon exercise of the Post-Merger Warrants, when and if issued and delivered in accordance with the terms of the Warrant Agreement upon the valid exercise by the holders of the Post-Merger Warrants and the payment of the exercise price therefor, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
4.	The Incentive Warrant Shares issuable upon exercise of the Incentive Warrants, when and if issued upon the valid exercise by the holders of the Incentive Warrants and the payment of the exercise price therefor, will be validly issued, fully paid and non-assessable.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the Delaware General Corporation Law. This opinion is limited to the effect of the current state of the laws of the State of New York and the Delaware General Corporation Law and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers or distributions by corporations to stockholders and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. Prior to the issuance of the Securities by the Company: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the stockholders of the Company will have approved, among other things, the Merger, the Dividend and the Reverse Stock Split; (iii) the due execution and delivery of the Warrant Agreement by the parties thereto; (iv) all other necessary action will have been taken under the applicable laws of the State of Delaware to authorize and permit the Merger, the Dividend and the Reverse Stock Split, and any and all consents, approvals and authorizations from applicable governmental and regulatory authorities required to authorize and permit the Merger, the Dividend and the Reverse Stock Split will have been obtained; (v) the Second Certificate of Amendment of Certificate of Incorporation of the Company, in the form attached to the Registration Statement as Annex E, will have been duly executed and filed with the Office of the Secretary of State of the State of Delaware; and (vi) the First Amended and Restated Certificate of Incorporation of the Company, in the form attached to the Registration Statement as Annex B, will have been duly executed and filed with the Office of the Secretary of State of the State of Delaware.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP
Gibson, Dunn & Crutcher LLP